EXHIBIT 99

For release: Dec. 27, 2005

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHC extends lease with NHI

MURFREESBORO, Tenn. -- National HealthCare Corporation (AMEX: NHC), one of the nation's oldest long-term health care companies, reported today that it reached an agreement with National Health Investors, Inc. (NYSE: NHI) to extend its lease on 41 properties through Dec. 31, 2021.

The 15-year lease extension begins Jan. 1, 2007, and includes three additional five-year renewal options, each at fair market value. Under the terms of the extended lease, base rent paid to NHI for 2007 will total $33,700,000 with rent thereafter escalating by 4% of the increase in facility revenue over a 2007 base year.

NHC provides services to 74 long-term health care centers with 9,177 beds. NHC also operates 31 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC's other services include managed care specialty medical units, Alzheimer's units, hospice and a rehabilitation services company. In order to understand in all material respects the financial condition, results of operations and cash flows of NHC, the investors must review our most recent form 10-Q quarterly report, Form 10-K annual report and press releases which are available on our web site at www.nhccare.com.

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHC's best judgment as of the date of this release.